Exhibit 5.5

500 WOODWARD AVENUE, SUITE 4000 DETROIT, MI 48226-3425 TELEPHONE: (313) 223-3500 FACSIMILE: (313) 223-3598 http://www.dickinsonwright.com

May 11, 2017

AECOM

1999 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

Re:	Registration Statement on Form S-4; Exchange Offer for $1,000,000,000 in Aggregate Principal Amount of 5.125% Senior Notes Due 2027

Ladies and Gentlemen:

We have acted as Michigan counsel to AECOM Great Lakes, Inc., a Michigan corporation (“MI Guarantor”) and subsidiary of AECOM, a Delaware corporation (the “Issuer”), in connection with the issuance of up to $1,000,000,000 in aggregate principal amount of the 5.125% Senior Notes due 2027 (collectively, the “Exchange Notes”) of Issuer, and the guarantees of the Exchange Notes by each of the guarantors (the “Guarantees”), including the guarantee of MI Guarantor (the “MI Guarantor Guarantee”) set forth in, under and pursuant to an indenture dated as of February 21, 2017 (the “Indenture”), among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”) and a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). The Exchange Notes and the Guarantees will be issued in exchange for the Issuer’s outstanding 5.125% Senior Notes due 2027 (unregistered) and the related guarantees, on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus or the underlying transactions described therein, other than as expressly stated herein with respect to the issuance of the MI Guarantor Guarantee.

In our capacity as such Michigan counsel, we have reviewed copies of the following documents and relied on the following information:

(i)            the articles of incorporation of MI Guarantor, as certified on February 15, 2017 by the Corporations, Securities & Commercial Licensing Bureau of the Michigan Department of Licensing and Regulatory Affairs (the “Bureau”);

(ii)           a Certificate of Good Standing of MI Guarantor certified on May 5, 2017 by the Bureau;

(iii)          a copy of the amended and restated bylaws of MI Guarantor and of a resolution adopted by MI Guarantor’s board of directors on February 14, 2017 approving the

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transactions contemplated by the MI Guarantor Guarantee, all certified as of the date hereof by the Secretary of MI Guarantor; and

(iv)          an Officer’s certificate dated as of the date of this opinion delivered to this Firm in connection with this opinion and covering the factual matters stated therein (the “Officer’s Certificate”).

We have also examined such other records, documents, certificates and instruments, and have made such investigations as in our judgment are necessary to enable us to render the opinions expressed below.

For purposes of this opinion, we have, with your permission, assumed, without investigation, verification or inquiry, the following:

(a)           the legal capacity of all natural persons; the genuineness of all signatures;  the authenticity and completeness of all documents submitted to us as originals; the conformity to original documents of all documents submitted to us as copies; the authenticity and completeness of the originals of such copies; and the absence of any understandings, waivers, or amendments which would vary the terms of any of the documents which we have examined or which would have an effect on the opinions rendered herein;

(b)           all parties to the Exchange Notes and the Indenture (the “Documents”) are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation or formation, except to the extent we express an opinion in Paragraph 1 below regarding the valid existence and good standing of MI Guarantor;

(c)           execution and delivery of, and performance of its obligations under, each of the Documents in the forms which we have reviewed are within the powers of, and have been duly authorized by, each of the parties thereto, except to the extent we express an opinion in Paragraph 2 below regarding the corporate authority of MI Guarantor;

(d)           each of the parties to each of the Documents has complied or will comply with all laws, regulations, and orders applicable to it in connection with the consummation of the transactions contemplated thereby;

(e)           each of the Documents is a legal, valid and binding obligation of, and is enforceable in accordance with its respective terms against, each of the parties thereto; and

(f)            the execution, delivery and performance of the Documents by all parties thereto will be free of intentional or unintentional mistake, fraud, undue influence, duress, or criminal activity.

We have not been provided, nor have we reviewed, the minute books of MI Guarantor.

As to questions of fact relevant to this opinion, we have relied upon certificates and/or representations and warranties of officers and representatives of MI Guarantor or of public officials, including, without limitation, the representations and warranties of MI Guarantor contained in the Officer’s Certificate and the Documents.  We have assumed the truth and accuracy of the representations and warranties of MI Guarantor in the Officer’s Certificate and the Documents.  We have not undertaken any independent investigation or verification as to such matters, and we have assumed without investigation that there has been no relevant change or development with respect to such information since the date of such certificates, representations and warranties.

Based upon the foregoing and subject to the qualifications stated herein, it is our opinion that:

1.             MI Guarantor is a corporation validly incorporated and in good standing under the laws of the State of Michigan.

2.             The issuance of the MI Guarantor Guarantee has been duly authorized by all necessary corporate action of MI Guarantor.

3.             The MI Guarantor has duly executed and delivered the Indenture.

The opinions herein expressed are subject to the following limitations and qualifications:

(a)           No opinion is expressed as to the effect, if any, of the provisions of Section 548 of the U.S. Bankruptcy Code and the Michigan Uniform Voidable Transactions Act (MCL 566.31, et seq.) or any other Federal or State laws pertaining to fraudulent conveyances or transfers or dividends or distributions by corporations, limited liability companies or other entities, upon the validity, binding character and enforceability of any of the Documents.

(b)           In connection with our opinions expressed in paragraph 1, we have exclusively relied upon the certificates of the Bureau mentioned above.

This opinion is limited in all respects to matters arising under the law of the State of Michigan.   This opinion is predicated solely upon laws and regulations in existence as of the current date, as they currently apply, and to the facts as they currently exist.  We assume no obligation to revise or supplement this opinion should such matters change by legislative action, judicial decision or otherwise.

This opinion is limited to the matters set forth herein and no opinion is intended to be implied or may be inferred beyond those expressly stated herein.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you, by Gibson, Dunn & Crutcher LLP in rendering its opinion to you in connection with the Registration Statement, and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Commission thereunder.

Very truly yours,

/s/ Dickinson Wright PLLC

BMD:ECH